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                                   EXHIBIT 23

                              ACCOUNTANTS' CONSENT





The Board of Directors
First American Corporation:

We consent to incorporation by reference in the Registration Statements No. 33-57387 and No. 33-59844 each on Form S-3 and No. 33-53269, No. 33-57385, No.
33-44286, No. 2-81920, No. 2-81685, No. 33-44775, No. 33-63188, No. 33-64161,
and No. 333-19577 each on Form S-8 of First American Corporation, of our report dated January 16, 1997, relating to the consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated income statements, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of First American Corporation.



                                                    KPMG Peat Marwick LLP
                                                    /s/ KPMG Peat Marwick LLP


Nashville, Tennessee
March 24, 1997




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